[SUTHERLAND ASBILL & BRENNAN LLP]


FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
Internet: fbellamy@sablaw.com

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We consent to the reference to our firm under the heading "Legal Matters" in the Prospectus included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 for Safeco Taxable Bond Trust (File No. 333-106992). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                     By:  /S/ Frederick R. Bellamy
                                        ---------------------------------------
                                              Frederick R. Bellamy


Washington, D.C.
August 11, 2003